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                                                                        EX 10.18

625 Madison Avenue
New York, NY  10022

  Phone:  (212) 527-5695
    Fax:  (212) 527-5693
 E-mail:  robert.kretzman@revlon.com



Robert K. Kretzman
Senior Vice President, General Counsel and Secretary



                                                              June 15, 2001

Jeffrey M. Nugent
President and Chief Executive Officer
Revlon Consumer Products Corporation
625 Madison Avenue
New York, NY 10022

Dear Jeff:

         This letter constitutes an addendum to the employment agreement between you and Revlon Consumer Products Corporation dated November 2, 1999 (the "Agreement"). By this Addendum, the Company and you agree that the Agreement is hereby amended as follows:

1. The first sentence of Section 3.3 ("Stock Options") of the Agreement shall be amended to read as follows: "The Executive shall be recommended to the Compensation Committee or other committee of the Board administering the Revlon Inc. Amended and Restated 1996 Stock Plan or any plan that may replace it, as from time to time in effect, to receive on December 5, 1999 an option to purchase 300,000 shares of Revlon common stock, on December 5, 2000, an option to purchase 100,000 shares of Revlon common stock, and on December 5, 2001, an option to purchase 75,000 shares of Revlon common stock, each with a term of 10 years from the date of grant and an option exercise price equal to the market price of Revlon common stock on the date of grant and otherwise on terms (other than number of shares covered) substantially the same as other senior executives of the Company generally"; and

2. In lieu of any right you may have under the Agreement or otherwise for eligibility to participate in the Senior Executive Long-Term Incentive Program, which right shall be cancelled in its entirety, during 2001 you shall be recommended to the Compensation Committee to receive 100,000 shares of restricted Revlon stock, subject to such terms, conditions and restrictions as the Compensation Committee shall approve in connection with the year 2001 incentive program.

         You understand and agree that except as expressly modified by this letter, all provisions of the Agreement shall continue in full force and effect.



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Mr. Jeffrey M. Nugent
June 15, 2001
Page 2



         Please confirm your agreement with the above by returning to me the enclosed copy of this letter signed in the place indicated.


                                     Sincerely,

                                     REVLON CONSUMER PRODUCTS CORPORATION



                                     By: /s/ Robert K. Kretzman
                                         ----------------------
                                         Robert K. Kretzman
                                         Senior Vice President,
                                         General Counsel and Secretary


AGREED AND ACCEPTED



By:  /s/ Jeffrey M. Nugent
    ----------------------
        Jeffrey M. Nugent